July 23, 2014
MR. EDWARD ANDRLE
Dear Ed:
With reference to the Agreement of December 29, 2010, related to your expatriate assignment which started February 2011, we herewith confirm that the above mentioned assignment is extended from now and until February 2016. All relevant terms and conditions will remain in full force, including during the extension period, you will continue to be assigned to Sorin S.p.A. (hereinafter "the Company") while remaining at all times an employee of Sorin Group USA, Inc. Prior to the end of the extension period, we will reevaluate your assignment taking into account the Company's Expatriate Policy and business needs at such time.
Ed, we trust these terms and conditions meet with your expectations. Please kindly sign this letter below accordingly.

_____________________________    ____________________________________
V.P., Human Resources, Worldwide    V.P., Human Resources, Corporate & USA
(Stephane Bessette)    (Shelby Peralta)
For acceptance:
___________________________________    ______________________
(Ed Andrle)    Date

Sorin Group USA, Inc.	Tel.: 303 425-5508	http://www.sorin.com
14401 W. 65th Way	800 221-7943
Arvada, CO 80004-3599	FAX: 303 467-6212
United States of America